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                                                                    Exhibit 11.1

                            Weighted Average Shares
                              for the period ended
                                 March 31, 2001


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


                                                         Shares Issued   Three Months
                                                         -------------   ------------

Shares outstanding at beginning of period                  2,091,652       2,091,652
                                                           ---------       ---------
Weighted average shares outstanding for basic
  earnings per share                                       2,091,652       2,091,652

Options outstanding at March 31, 2001: 314,443 shares;
  Exercise proceeds: $14,115,430; Average price of
  option $45.19                                                    -               -

Warrants outstanding at March 31, 2001: 47,919 shares;
  Exercise price: $30.34                                           -               -
                                                           ---------       ---------
                                                           2,091,652       2,091,652
                                                           =========       =========
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